EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, That the undersigned officers and/or directors of Sunoco, Inc., a Pennsylvania corporation, do and each of them does, hereby constitute and appoint Thomas W. Hofmann, Michael S. Kuritzkes and Joseph P. Krott, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the others, for him or her and in his or her name, place and stead, to sign the Sunoco, Inc. Form 10-K for the year ending December 31, 2006 and any and all future amendments thereto; and to file said Form 10-K and any such amendments with all exhibits thereto, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals this 23rd day of February, 2007.

/s/ ROBERT J. DARNALL Robert J. Darnall Director	/s/ JAMES G. KAISER James G. Kaiser Director

/s/ JOHN G. DROSDICK John G. Drosdick Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	/s/ JOSEPH P. KROTT Joseph P. Krott Comptroller (Principal Accounting Officer)

/s/ URSULA O. FAIRBAIRN

Ursula O. Fairbairn

Director

/s/ THOMAS P. GERRITY

Thomas P. Gerrity

Director

/s/ ROSEMARIE B. GRECO

Rosemarie B. Greco

Director

/s/ THOMAS W. HOFMANN

Thomas W. Hofmann

Senior Vice President and

Chief Financial Officer

(Principal Financial Officer)

/s/ JOHN P. JONES, III

John P. Jones, III

Director

/s/ R. ANDERSON PEW R. Anderson Pew Director /s/ G. JACKSON RATCLIFFE G. Jackson Ratcliffe Director /s/ JOHN W. ROWE John W. Rowe Director /s/ JOHN K. WULFF John K. Wulff Director